FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Among

FRED ALGER & COMPANY, INCORPORATED,

THE ALGER AMERICAN FUND

And

GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

THIS AMENDMENT is made and entered into as of the 21st day of June, 2007 between Guardian Insurance & Annuity Company, Inc. (“Company”), and Fred Alger & Company, Inc. (“Underwriter”), a Delaware corporation, and The Alger American Fund, a Massachusetts business trust (the “Fund”).

WHEREAS, the parties entered into a Participation Agreement dated August 18, 2000;

WHEREAS, the parties desire to amend the Agreement to include variable annuity policy numbers and sub-account numbers;

NOW, THEREFORE, the parties agree as follows:

1.	Schedule A shall be replaced by the attached Schedule A.

2.	This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

GUARDIAN INSURANCE & ANNUITY COMPANY, INC.		FRED ALGER & COMPANY, INCORPORATED

By:	/s/ Peggy Coppola	By:	/s/ Hal Liebes
Name:	Peggy Coppola	Name:	Hal Liebes
Title:	Vice President	Title:	Chief Operating Officer
Date:	6/19/07	Date:	6/21/07

THE ALGER AMERICAN FUND

		By:	/s/ Hal Liebes
		Name:	Hal Liebes
		Title:	Secretary
		Date:	6/21/07

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SCHEDULE A

THE ALGER AMERICAN FUND:

Alger American Balanced Portfolio

Alger American Growth Portfolio

Alger American Income & Growth Portfolio

Alger American Leveraged AllCap Portfolio

Alger American MidCap Growth Portfolio

Alger American Small Capitalization Portfolio

THE ACCOUNTS:

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Delaware to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

Guardian Separate Account F, registration numbers 333-119629 811-9965

Guardian Separate Account Q, registration numbers 333-87468 811-21084

Guardian Separate Account F, registration numbers 333-109483 811-21438

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